UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act

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COMMSCOPE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2007

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of CommScope, Inc., a Delaware corporation (the “Company”), to be held on May 4, 2007 at 1:30 p.m., local time, at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017.

At the Annual Meeting we will review the Company’s activities in 2006, as well as the outlook for 2007. Details of the business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. This year, if your shares of stock are held in a participating bank or brokerage account, you may be eligible to vote over the Internet or by telephone, as an alternative to mailing the traditional proxy card. Please see “Voting over the Internet or by Telephone” in the Proxy Statement for further details.

You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

Frank M. Drendel
Chairman of the Board and
Chief Executive Officer

COMMSCOPE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of CommScope, Inc. (the “Company”) will be held on May 4, 2007, at 1:30 p.m., local time, at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017.

The Annual Meeting will be conducted:

1.                To consider and act on the following proposals, which are described in the accompanying Proxy Statement:

Proposal One:	To elect three Class I directors for terms ending at the 2010 Annual Meeting of Stockholders.
Proposal Two:	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2007 fiscal year.

2.                To transact such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 13, 2007 will be entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,

Frank B. Wyatt, II
Secretary
March 28, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ELECTED TO RECEIVE THE 2007 PROXY STATEMENT AND 2006 ANNUAL REPORT OVER THE INTERNET YOU WILL NOT RECEIVE A PAPER PROXY AND YOU SHOULD VOTE ONLINE, UNLESS YOU CANCEL YOUR ENROLLMENT. IF YOUR SHARES ARE HELD IN A PARTICIPATING BANK OR BROKERAGE ACCOUNT AND YOU DID NOT ELECT TO RECEIVE MATERIALS OVER THE INTERNET, YOU MAY BE ELIGIBLE TO VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. PLEASE SEE “VOTING ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE” IN THE PROXY STATEMENT FOR FURTHER DETAILS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

COMMSCOPE, INC.

1100 CommScope Place, S.E., P.O. Box 339
Hickory, North Carolina 28602

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to the stockholders of CommScope, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on May 4, 2007 at 1:30 p.m., local time, at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, and any adjournment or postponement thereof.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: Proposal One: To elect three Class I directors for terms ending at the 2010 Annual Meeting of Stockholders; and Proposal Two: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2007 fiscal year.

The Board of Directors of the Company recommends a vote FOR approval of each of these proposals.

The Board of Directors of the Company has fixed the close of business on March 13, 2007 (the “Annual Meeting Record Date”) as the record date for determining the holders of outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On that date, there were 60,706,575 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, each entitled to one vote on all matters to be acted upon. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are first being mailed or sent electronically on or about March 28, 2007 to each stockholder entitled to vote at the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

Voting

Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at the Annual Meeting.

Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, as will broker non-votes. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no such voting instructions are given. Under the rules of the New York Stock Exchange (the “NYSE”), brokers may vote in their discretion in the absence of instructions from beneficial owners with respect to the election of directors (Proposal One) and the proposal to ratify the appointment of Deloitte & Touche LLP (Proposal Two). For purposes of determining the number of votes cast with respect to any matter, only those cast “for” or “against” are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of the holders of a majority of the shares entitled to vote on a proposal and present at the Annual Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

Votes Required for the Proposals

Proposal One: Election of Three Class I Directors

The affirmative vote of a plurality of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. For purposes of Proposal One, abstentions and broker non-votes will not affect the plurality vote required.

Proposal Two: Ratification of the Appointment of the Independent Auditor

The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, is required to approve Proposal Two. For purposes of Proposal Two, abstentions will have the effect of a vote against the proposal and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein with respect to such proposal(s).

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

Voting over the Internet or by Telephone

Stockholders whose shares are registered in the name of a bank or brokerage firm and who elected to receive the Company’s 2006 Annual Report and this Proxy Statement over the Internet will be receiving an e-mail on or about March 28, 2007 with information on how to access stockholder information and instructions for voting. If your shares are registered in the name of a participating bank or brokerage firm and you have not elected to receive the Company’s 2006 Annual Report and this Proxy Statement over the Internet, you may be eligible to vote your shares over the Internet or by telephone. A number of banks and brokerage firms are participating in the ADP Shareholder Preference Database program. This program provides eligible stockholders who receive a paper copy of a company’s annual report and proxy statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage-paid envelope provided.

Revocation

Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice of revocation to the Secretary of the Company or by executing a later-dated proxy. In addition, voting by telephone, Internet or mail will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven directors divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their successors have been duly elected and qualified. There are currently: three Class I Directors, whose terms expire at the Annual Meeting; two Class II Directors, whose terms expire at the 2008 Annual Meeting of Stockholders; and two Class III Directors, whose terms expire at the 2009 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

If any one or all of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board of Directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the nominees are presently serving as directors of the Company. Information concerning the nominees for director is set forth below.

Nominees for Terms Ending at the 2010 Annual Meeting of Stockholders

Boyd L. George, age 65, is Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. (subsidiaries of Alex Lee, Inc. include: Merchants Distributors, Inc., a wholesale food distributor; Institution Food House, Inc., a foodservice distributor; and Lowe’s Food Stores, Inc., a retail operation). Mr. George has been Chairman and Chief Executive Officer of Alex Lee, Inc. since the company was founded in 1992 and served as President from 1992 to 1995. Mr. George joined a subsidiary of Alex Lee, Inc. in 1969 and has served, and continues to serve, in various positions, including Vice Chairman and Chief Executive Officer for such subsidiary as well as for other subsidiaries.

George N. Hutton, Jr., age 77, is and has been a private investor for more than 15 years. The Company’s Corporate Governance Guidelines provide that no director shall stand for re-election after attainment of age 75, unless continued service as a director is approved by the Board of Directors. In December 2006, the Board of Directors approved the continued service of Mr. Hutton as a director of the Company.

Katsuhiko Okubo, age 65, is President of Okubo Technology Management Inc., a private consulting firm he founded in October 2004. He was an advisor to The Furukawa Electric Co., Ltd. (“Furukawa”), a designer, manufacturer, and supplier of optical fiber and cables, from June 2004 until March 2005. Dr. Okubo held various positions with Furukawa since 1965, during which time he worked in the areas of research and development, manufacturing and business development. From June 1999 until June 2004, Dr. Okubo served as a Corporate Director and a Corporate Senior/Executive Vice President of Furukawa, and was involved in the formation of OFS BrightWave, LLC (“OFS BrightWave”), a joint venture between the Company and Furukawa formed to operate certain fiber optic cable and transmission fiber assets acquired from Lucent Technologies Inc. Dr. Okubo is also the author of a highly regarded Japanese textbook on optical fiber technologies.

Each of Messrs. George, Hutton and Okubo is an independent nominee director.

The Board of Directors of the Company recommends a vote “FOR” each of the foregoing nominees as a director of the Company. Proxies will be voted “FOR” each of the foregoing nominees as a director of the Company, unless otherwise specified in the proxy.

MANAGEMENT OF THE COMPANY

Board of Directors of the Company

The following table sets forth names, in alphabetical order, of and information as to, the persons who currently serve as directors of the Company. Each of Messrs. Drendel, George, Hutton and Whitson has served as a director since July 28, 1997, when the Company was spun-off (the “Spin-Off”) from its former parent company, General Instrument Corporation; Ms. Travis has served since February 21, 2002; and each of Dr. Okubo and Mr. Smith has served since April 1, 2005.

Name, Age and Current Principal Occupation	Term Expires	Information
Frank M. Drendel, 62 Chairman and Chief Executive Officer of the Company	2009

Frank M. Drendel has been Chairman and Chief Executive Officer of the Company since the Spin-off. He served as a director of GI Delaware, a subsidiary of General Instrument Corporation, and its predecessors from 1987 to 1992. He was a director of General Instrument Corporation from 1992 until the Spin-off and NextLevel Systems, Inc. (which was renamed General Instrument Corporation) from the Spin-off until January 5, 2000. He served as President and Chairman of CommScope, Inc. of North Carolina (“CommScope NC”) from 1986 to 1997, and has served as Chief Executive Officer of CommScope NC since 1976. From 1971 to 1976, Mr. Drendel has held various positions with CommScope NC. He is a director of Sprint Nextel Corporation and the National Cable and Telecommunications Association (“NCTA”). Mr. Drendel was inducted into the Cable Television Hall of Fame in 2002.

Boyd L. George, 65 Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. *	2007

Boyd L. George is Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. (subsidiaries of Alex Lee, Inc. include: Merchants Distributors, Inc., a wholesale food distributor; Institution Food House, Inc., a foodservice distributor; and Lowe’s Food Stores, Inc., a retail operation). Mr. George has been Chairman and Chief Executive Officer of Alex Lee, Inc. since the company was founded in 1992 and served as President from 1992 to 1995. Mr. George joined a subsidiary of Alex Lee, Inc. in 1969 and has served, and continues to serve, in various positions, including Vice Chairman and Chief Executive Officer, for such subsidiary as well as for other subsidiaries.

George N. Hutton, Jr., 77** Private Investor *	2007	George N. Hutton, Jr. is and has been a private investor for more than 15 years.

Katsuhiko (Kat) Okubo, 65 President and Founder, Okubo Technology Management Inc., and former telecommunications executive *	2007

Katsuhiko (Kat) Okubo is President of Okubo Technology Management Inc., a private consulting firm he founded in October 2004. He was an advisor to Furukawa, a designer, manufacturer, and supplier of optical fiber and cables, from June 2004 until March 2005. From 1965 to 2004, Dr. Okubo held various positions with Furukawa in the areas of research and development, manufacturing and business development. From June 1999 until June 2004, Dr. Okubo served as a Corporate Director and a Corporate Senior/Executive Vice President of Furukawa, and was involved in the formation of OFS BrightWave, a joint venture between the Company and Furukawa formed to operate certain fiber optic cable and transmission fiber assets acquired from Lucent Technologies Inc. Dr. Okubo is also the author of a highly regarded Japanese textbook on optical fiber technologies.

Richard C. Smith, 62 Consultant and former executive of a broadband telecommunications manufacturer/distributor *	2009

Richard C. Smith has worked as a private consultant in the broadband industry since January 2005. From January 2000 to December 2004, Mr. Smith served as Corporate Vice President & Director of Business Development, Broadband Communications Sector of Motorola, Inc., a global communications company providing seamless mobility products and solutions across broadband, embedded systems and wireless networks. From 1983 to 2000, Mr. Smith held various executive positions with General Instrument Corporation, including Executive Vice President from 1998 to 2000 and Vice President, Taxes and Corporate Treasurer from 1991 to 1997.

June E. Travis, 67 Officer of a non-profit organization and former cable television executive *	2008

June E. Travis has been Executive Vice President of the Binning Family Foundation, a non-profit organization dedicated to helping youth develop technology and leadership skills, since 2000. Ms. Travis served as Executive Vice President and Chief Operating Officer of the NCTA from 1994 to 1999. Prior to 1994, Ms. Travis served as the President and Chief Operating Officer of Rifkin & Associates, a Denver-based cable television operator. Ms. Travis serves on a number of non-profit boards of directors and was recently inducted into the Cable Television Hall of Fame.

James N. Whitson, 72 Director of various organizations *	2008

James N. Whitson served, until March 2003, as a director of Sammons Enterprises, Inc. (“SEI”), a privately-owned company engaged in life insurance and equipment sales and rentals since 1973. Mr. Whitson served as Executive Vice President and Chief Operating Officer of SEI from 1989 until 1998, when he retired. He is a director/trustee of the Seligman Group of Investment Companies (“Seligman”).

*                    denotes independent director

Compensation of Directors

DIRECTOR COMPENSATION TABLE

The table below sets forth a summary of the compensation for the year ended December 31, 2006 earned by or paid to the nonemployee directors of the Company during 2006.

Name	Fees earned or paid in cash	Option Awards (1)(2)(3)	Total
Duncan M. Faircloth(4)	$15,638	$79,218	$94,856
Boyd L. George	$50,000	$118,937	$168,937
George N. Hutton, Jr.	$46,250	$118,937	$165,187
Katsuhiko Okubo	$45,000	$36,869	$81,869
Richard C. Smith	$48,750	$36,869	$85,619
June E. Travis	$48,750	$36,511	$85,261
James N. Whitson	$46,250	$118,937	$165,187

(1)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(2)          The grant date fair value of directors’ option awards granted during 2006, computed in accordance with FAS 123(R), was $97,580 for each of Messrs. George, Hutton and Whitson. Messrs. Okubo and Smith and Ms. Travis did not receive option awards in 2006. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(3)          The aggregate number of shares subject to option awards outstanding on December 31, 2006 were as follows:  65,000 for Mr. Faircloth; 72,000 for Mr. George; 52,000 for Mr. Hutton; 13,334 for Mr. Okubo; 20,000 for Mr. Smith; 45,000 for Ms. Travis; and 52,000 for Mr. Whitson.

(4)          Mr. Faircloth resigned from the Company’s Board of Directors effective as of May 5, 2006.

Employee directors do not receive additional compensation for serving on the Company’s Board of Directors. During 2006, nonemployee directors received an annual retainer of $45,000, and committee chairpersons received an additional $5,000 retainer. The nonemployee directors’ remuneration is paid quarterly. In addition, the Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (as amended and restated effective May 7, 2004) (the “1997 LTIP”) provided that each nonemployee director, upon initial election to the Board of Directors, would receive an automatic grant of 1,000 shares of Common Stock that vested immediately and an option to purchase 20,000 shares of Common Stock at an exercise price per share equal to the fair market value of the underlying shares of Common Stock on the date of grant, which option became exercisable with respect to one-third of the underlying shares on each of the first three anniversaries of the grant date. During 2006, the CommScope, Inc. 2006 Long Term Incentive Plan (the “2006 LTIP”) provided that each nonemployee director, upon initial election to the Board of Directors, would receive an automatic grant of 1,000 shares of Common Stock that vested immediately and an option to purchase 7,000 shares of Common Stock (which option became exercisable in three equal installments beginning on the first anniversary of the date of grant) on each August 1st following such election as long as he or she was still serving on the Board of Directors, at an exercise price per share equal to the fair market value of the underlying shares of Common Stock on the date of grant. Messrs. George, Hutton and Whitson each received grants of options to purchase 7,000 shares of Common Stock of the Company on August 1, 2006. Messrs. Okubo and Smith and Ms. Travis, however, were not eligible to receive the annual option grant pursuant to the 2006 LTIP until 2008.

On February 28, 2007, the Board of Directors approved certain changes to director compensation. Effective April 1, 2007, nonemployee directors will receive an annual retainer of $60,000, and the Audit Committee chairperson, Compensation Committee chairperson and Nominating and Corporate Governance Committee chairperson will receive additional annual retainers of $15,000, $10,000 and $5,000, respectively (paid in quarterly installments). In addition, under the 2006 LTIP, the automatic grants of 1,000 options upon initial election to the Board of Directors and annual grants of 7,000 options will be discontinued. These are replaced with automatic grants on August 1 of each year of share awards in respect of shares of Common Stock having a fair market value of $60,000 on the date of grant, with issuance of such shares occurring on the next following July 31.

Independence of Board Members

The Board of Directors has adopted Corporate Governance Guidelines which meet the listing standards adopted by the NYSE. The Corporate Governance Guidelines are available on our website (www.commscope.com). Pursuant to the Corporate Governance Guidelines, for a director to be deemed “independent,” the Board must affirmatively determine that the director does not have any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has developed the following categorical standards to assist in determining independence:

•       A director will not be independent if, within the preceding three years:

•        the director was an employee, or an immediate family member of the director was an executive officer, of the Company;

•        the director or an immediate family member of the director received, during any twelve-month period, more than $100,000 in direct compensation from the Company (other than director and committee fees and pensions or other forms of deferred compensation in no way contingent on continued service);

•        the director or an immediate family member of the director was (but is no longer) a partner or employee of the firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within such three-year period; or

•        the director or an immediate family member of the director is, or has been, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that other company’s compensation committee.

•       A director will not be independent if:

•        the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor;

•        the director is a current employee of a firm that is the Company’s internal or external auditor; or

•        an immediate family member of the director is a current employee of a firm that is the Company’s internal or external auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

•       A director will not be independent if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that made payments to, or received payments from, the Company which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•       A director will not be independent if, during the Company’s last fiscal year:

•        the director or an immediate family member of the director served as a director or an executive officer of another company which was indebted to the Company, or to which the Company was indebted, and the total amount of either company’s indebtedness to the other exceeded 1% of the total consolidated assets of the other company he or she served as a director or executive officer;

•        the director or an immediate family member of the director served as a director or an executive officer of a charitable or other tax-exempt organization and within the preceding three years the Company’s discretionary contributions to the organization in any single fiscal year exceeded the greater of $1 million or 2% of that organization’s consolidated gross revenues, or

•        the director or an immediate family member of the director served as a director, executive officer, general partner or significant equity holder (10% or greater) of an entity that was a paid provider of professional services (i.e., legal, accounting, or financial) to the Company if the payments for such services exceeded $100,000 for such year.

For purposes of these standards, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home and “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation as “independent.”

The Board of Directors, in compliance with the Corporate Governance Guidelines, undertook a review of director independence and considered the transactions and relationships between its current directors, their immediate family members and their affiliates, on the one hand, and the Company, its subsidiaries and its senior management, on the other hand. As a result of this review, the Board has affirmatively determined that Messrs. George, Hutton, Okubo, Smith and Whitson and Ms. Travis are independent directors under the standards set forth in the Corporate Governance Guidelines, and are also “independent directors” as defined in the Corporate Governance Rules of the NYSE.

Committees of the Board of Directors—Board Meetings

The Board of Directors of the Company held five meetings in 2006. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the Board Committees on which he or she served.

The Company has Audit, Compensation, Nominating and Corporate Governance, and Executive Committees of the Board of Directors.

Audit Committee.   The Audit Committee’s principal functions are (i) to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; (ii) to prepare a report for inclusion in the Company’s Annual Proxy Statement in compliance with applicable federal securities laws; and (iii) to assist the Board of Directors to oversee: the integrity of the Company’s financial statements; the appropriateness of the Company’s accounting policies and procedures; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, performance and independence; the performance of the Company’s internal audit function; the sufficiency of the independent auditor’s review of the Company’s financial statements; and management’s report on internal controls. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor. The members of the Audit Committee are Messrs. George, Hutton, Okubo, Smith (Chairman) and Whitson and Ms. Travis. The Company’s Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended, and that each member of the Audit Committee is an “independent director” both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A. The Audit Committee held thirteen meetings in 2006.

James N. Whitson currently serves on the audit committees of the boards of directors of three related Seligman closed end mutual funds (all of which have identical Seligman board compositions), which funds are publicly traded. The Board of Directors, having reviewed, considered and discussed Mr. Whitson’s simultaneous service on the audit committees of the Seligman funds, has affirmatively determined that Mr. Whitson’s simultaneous service on the audit committees of the Seligman funds does not impair his ability to effectively serve on the Company’s Audit Committee.

Compensation Committee.   The Compensation Committee establishes and annually reviews the Company’s overall compensation philosophy and policy. The Compensation Committee administers the stock option and incentive plans of the Company, and in this capacity, it makes and reviews and has the authority to approve recommendations for option grants or awards under these plans. In addition, the Compensation Committee determines and approves the compensation of the Chief Executive Officer and reviews and has the authority to approve recommendations from the Chief Executive Officer and the Compensation Committee’s compensation consultant for the compensation of other senior executives, reviews and discusses the Company’s Compensation Discussion and Analysis with management, and produces a report on executive compensation for inclusion in the Company’s Annual Proxy Statement in compliance with applicable federal securities laws. The Compensation Committee also establishes policies dealing with various compensation and employee benefit plans for the Company. In conducting its role of establishing and managing the Company’s compensation program, the Compensation Committee engaged the services of Towers Perrin, an independent, third party compensation consultant, to gather data and provide advice consistent with the Company’s pay philosophy and business strategy. The Compensation Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Committee. The consultant reports to the Compensation Committee’s

Chairperson. Pursuant to the Committee’s charter, the Committee has the power to retain and terminate such consultant and engage other advisors. The Compensation Committee at least annually conducts a review of compensation for members of the Board of Directors, including compensation for members of the Board of Directors for their services on committees of the Board of Directors.

The members of the Compensation Committee are Messrs. George, Hutton, Okubo, Smith and Whitson and Ms. Travis (Chairperson), each of whom is an “independent director” both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company’s Corporate Governance Guidelines. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Compensation Committee held three meetings in 2006.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee’s principal functions are to identify and screen individuals qualified for nomination to the Board of Directors, consistent with criteria approved by the Board of Directors; recommend director nominees for election at stockholders’ meetings, as well as individuals to fill any vacancies on the Board of Directors that arise between such meetings; recommend directors for appointment to committees of the Board of Directors; recommend Corporate Governance Guidelines applicable to the Company and any amendments thereto; and evaluate the performance of the Board of Directors and, in conjunction with the Compensation Committee, oversee the performance of management. The members of the Nominating and Corporate Governance Committee are Messrs. George (Chairman), Hutton, Okubo, Smith and Whitson and Ms. Travis, each of whom is an “independent director” both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Nominating and Corporate Governance Committee held three meetings in 2006.

The Nominating and Corporate Governance Committee will consider nominees for election as director that are recommended by stockholders. The Nominating and Corporate Governance Committee will select nominees for the Board of Directors who possess at a minimum the following characteristics: knowledge about issues affecting the Company; personal integrity; loyalty to the Company and concern for its success and welfare; time available for meetings and consultation on Company matters; and a willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee may conduct any inquiries into the backgrounds and qualifications of candidates it deems appropriate. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on whether candidates were recommended by stockholders or not.

Stockholders may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to CommScope, Inc., Attn: Corporate Secretary, 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602.

In addition, the Company’s By-laws permit stockholders to nominate directors for election at an annual stockholders’ meeting. Each nomination must state: the nominee’s name, age, business address, residence address and principal occupation or employment; the number of shares of the Company’s stock owned beneficially or of record by the nominee; and any other information about the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. In addition, the nomination must include: the stockholder’s name and record address; the number of shares of the Company’s stock owned beneficially or of record by the stockholder; a description of any arrangements between the stockholder, each proposed nominee and any other persons under which the nominations are to be made by such stockholder; a representation that the stockholder intends to appear (in person or by proxy) at the meeting to nominate the persons named in the notice; and any other information about the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Nominations must also contain the written consent of each proposed nominee to be named as nominee and to serve as director if elected. Stockholder nominations must be received by the Company generally not less than 60 days nor more than 90 days in advance of an annual stockholders’ meeting.

Executive Committee.   The Executive Committee has the authority to exercise all powers and authority of the Company’s Board of Directors that may be lawfully delegated to it under Delaware law. It meets between regularly scheduled meetings of the Company’s Board of Directors to take such action as is necessary for the efficient operation of the Company. The members of the Executive Committee are: Messrs. Drendel (Chairman), Whitson and George. The Executive Committee held no meetings in 2006.

Executive Sessions.   Non-management directors met in executive session without management during each meeting of the Board of Directors in 2006. The presiding director at executive sessions of the Board of Directors is rotated annually among the chairs of the committees of the Board of Directors (other than the Executive Committee) in alphabetical order by committee name. Ms. Travis, the current Chairperson of the Compensation Committee, is the presiding director at executive sessions of the Board of Directors in 2007.

Interested Party Communications

Interested parties may communicate directly either with the presiding director at executive sessions of the Board of Directors or with the non-management directors as a group by sending a communication c/o the Corporate Secretary of the Company to CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602. Any such communications should be specifically directed to the attention of the presiding director or the non-management directors as a group, as applicable. All communications will be compiled by the Corporate Secretary of the Company and submitted to the appropriate directors on a periodic basis.

Available Information

Our website (www.commscope.com) contains copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers (including any subsequent amendments thereto or waivers therefrom), Corporate Governance Guidelines and the Charters of our Nominating and Corporate Governance, Audit and Compensation Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers, Corporate Governance Guidelines, Charters of our Nominating and Corporate Governance, Audit and Compensation Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from our Investor Relations Department:

Investor Relations
CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602
U.S.A.
Phone: (828) 324 2200
Fax: (828) 982 1708
E-mail: investor.relations@commscope.com

Stockholder Communications with Board Members

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors, or any of the individual directors, c/o the Corporate Secretary of the Company to CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis. In addition, all directors are invited, but not required, to attend our annual meetings. None of the directors, other than Mr. Drendel and Mr. Smith, attended our 2006 annual meeting.

Certain Relationships and Related Transactions

Frank M. Drendel, Chairman and Chief Executive Officer of the Company, was a director of Sprint Nextel Corporation, a provider of a comprehensive range of wireless and wireline communications services, during 2006. In 2006, Sprint Nextel Corporation and its affiliates purchased products from the Company for an aggregate amount representing less than 1% of the Company’s 2006 net sales.

The Company believes that the terms of the transactions described above were no less favorable to the Company than the terms which could be obtained from unrelated third parties.

The Company’s Board of Directors has adopted a written policy with respect to related party transactions that is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving the Company. The Board of Directors determined that the Audit Committee is the appropriate Committee to review, approve and ratify “Related Party Transactions” (as defined in the policy), except that Related Party Transactions involving compensation are approved by the Compensation Committee.

Under the policy, management brings to the Audit Committee for review the proposed Related Party Transaction. After appropriate review (which includes consideration of the financial terms of such transaction), the Audit Committee will approve such Related Party Transaction if it is consistent with the policy and is on terms, taken as a whole, which the Audit Committee believes are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party. Management also brings to the Audit Committee for its review and approval any proposed material modification to any previously approved Related Party Transaction.  If it is not practical for the Audit Committee to review in advance a particular Related Party Transaction or material modification thereto, management brings to the Audit Committee for its ratification such Related Party Transaction or modification and makes such changes, if any, as the Audit Committee so directs.  Any Related Party Transaction or modification which has been approved or ratified by the Board of Directors, by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such Related Party Transaction, need not be approved or ratified by the Audit Committee.

For purposes of this policy, a “Related Party” is (i) any director, nominee for director or executive officer of the Company, (ii) any beneficial holder of more than 5% of the outstanding common stock of the Company; or (iii) any immediate family member of a director, director nominee or executive officer of the Company or of a beneficial holder of more than 5% of the outstanding common stock of the Company; an “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law and any other person (other than a tenant or employee) sharing the same household.

For purposes of this policy, a “Related Party Transaction” is a transaction (including, but not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships) in which the Company is a participant and the amount involved exceeds $100,000, and in which any Related Party had or will have a direct or indirect material interest; a person’s interest is not be deemed to be “an indirect material interest” if it arises only (i) from such person’s position as a director of another entity, (ii) from the direct or indirect ownership by such person and all other Related Parties, in the aggregate, of a less than 10% equity interest in another entity, (iii) from both (i) and (ii), or (iv) from such person’s position as a limited partner in a partnership in which such person and all other Related Parties have an interest of less than 10% and such person is not a general partner of and does not hold another position in the partnership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the “Commission”) and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5 and to provide the Company with copies of such reports. The Company undertakes to make such filings on Forms 3, 4 and 5 on behalf of its directors and officers. Based solely on a review of the reports filed by the Company on behalf of its directors and officers, the reports provided to the Company and on written representations of certain reporting persons that no Form 5 report was required to be filed by them, the Company believes that, during the year ended December 31, 2006, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements with the exception of the following filing. Due to an administrative error, the Company filed the second of two simultaneous Forms 4 for Mr. Drendel twice on March 22, 2006 (which two simultaneous Forms 4 together were to be deemed a single report filed on that date). An amended Form 4 was filed on April 5, 2006 to provide the information that was intended to be filed in the first of the two simultaneous Forms 4.

Executive Officer Compensation

Compensation Discussion and Analysis

Overview

The Compensation Committee, which is comprised entirely of nonemployee directors,  oversees the compensation program of named executive officers. The principal objectives of the Company’s compensation program with respect to executives are as follows:

•       Provide compensation opportunities that enable the Company to attract superior talent in a highly competitive industry;

•       Retain key employees and reward outstanding achievement;

•       Foster management’s performance in order to produce financial results that the Compensation Committee believes will enhance the long-term interests of the stockholders; and

•       Align management’s interests with those of the stockholders and encourage executives to have equity stakes in the Company.

To meet these objectives, the compensation program provides for fair and competitive fixed compensation while creating significant upside potential for exceptional performance. Moreover, a significant portion of named executive officers’ compensation is equity-driven because the Compensation Committee believes that equity incentives are an effective tool to further the Company’s goal of aligning the executives’ interests with stockholders. The compensation program for the Company’s named executive officers is composed of the following primary elements:  base pay, annual incentive, equity compensation and the CommScope, Inc. Supplemental Executive Retirement Plan  (“SERP”).

2006 Compensation Elements

Base Pay

The key consideration used in setting named executive officers’ base pay levels is the practices of the Company’s peer group of industry competitors, supplemented by the pay practices of companies of similar size in the industry. Since mid-year 2005, the Compensation Committee has worked to bring the Company’s compensation levels closer to the median reflected in peer group analyses and general industry survey data. The level of compensation as compared to the Company’s peer group may change in the future. While the Compensation Committee believes that a reasonable and competitive rate of base pay is necessary, it believes that linking a greater portion of executives’ pay with performance through other elements of compensation both fosters superior performance of existing management and attracts high achievers. The Compensation Committee and the Board of Directors review the named executive officers’ performance each year and may adjust salary accordingly. In 2006, the Compensation Committee approved salary increases for our named executive officers ranging from approximately 4% to 15%. The increases were based on each named executive officer’s individual services rendered, level and scope of responsibility and experience, as well as comparisons to market pay practices, including those of the peer group.

Annual Incentive

The Company’s incentive program is designed to provide incentive-based targeted payouts within a competitive range of the median level of our peer group, with significant upside potential for extraordinary performance.

The CommScope, Inc. Annual Incentive Plan (“AIP”) is an incentive program that covers approximately 800 employees, including the named executive officers, and takes into account Company and individual performance when determining plan payouts. In 2006, the measure of corporate and operating unit performance used to determine the incentive payments to the named executive officers under the AIP was operating income (adjusted as described below) (“AIP Adjusted Operating Income”), which the Company believes is one of the key drivers leading to the creation of stockholder value. This performance measure was defined as the “Operating Income (Loss)” as reflected on the Company’s Consolidated Statement of Operations for 2006, increased or decreased by the following items:  (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory related fair value adjustments, in process research and development write-offs, and other business acquisition purchase accounting adjustments; (3) any gains or losses on disposal of long lived assets including property, plant and equipment; (4) any restructuring costs; and (5) gains or losses resulting from reporting the recovery of the OFS impaired investment. In addition, adjustments shall be made with respect to this determination to reflect any unanticipated change in accounting standards that affect the calculation of operating income (loss) as reflected on the Company’s Consolidated Statement of Operations for 2006.

An employee’s award (other than that of the Chief Executive Officer) may be adjusted up or down based on his or her individual performance results. These individual performance percentages by which the award is multiplied vary by employee and range from a zero to a 120% factor based on results, provided that the award of any participant (other than the Chief Executive Officer), when combined with the measure of corporate or operating unit performance, cannot exceed 150% of his or her target award. The Chief Executive Officer is not eligible for an adjustment based on personal performance, and his award cannot exceed $1,500,000. Each personal performance percentage generally consists of two to five objective elements determined on an individualized basis with input from the relevant manager or managers. These elements are generally set during the first quarter of the performance year. The Compensation Committee retains the subjective ability to, at any time prior to the final determination of awards, change the target award percentage of any participant (other than the Chief Executive Officer) or assign a different target award percentage to a participant (other than the Chief Executive Officer). These positive or negative subjective changes to AIP awards have not historically been made. They may be made, however, where the Compensation Committee believes it is appropriate to do so as a result of extraordinary business reasons that are out of the business unit’s control. If a change in control of the Company occurs, the Company will pay each participant a cash award equal to the participant’s target incentive for the AIP plan cycle then underway (with the payout prorated to the date of the change in control). The Company believes this is appropriate since the impact of a change in control on operating income or other financial targets is unpredictable and could potentially affect participant awards under the AIP. For 2006, the target award percentages for our named executive officers (other than the Chief Executive Officer) ranged from 50% to 60% of their base salary for the year, and the target award percentage for the Chief Executive Officer was 75%. The 2006 AIP Adjusted Operating Income results equaled approximately 141% to 150% of the named executive officers’ targets for 2006. The resulting AIP award, as determined in accordance with the terms of the AIP, for the Chief Executive Officer was $762,115, and AIP awards for the other named executive officers ranged from $218,842 to $417,948. Expansion of operating income has been a priority for the Company, and the performance metrics of the AIP reflect that. The Company believes that its strong focus on fundamental operating principles, along with pricing initiatives, cost reductions and choosing the right businesses to be in, have improved the Company’s overall business performance. More information about the AIP can be found below under the caption “Non-Equity Incentive Plan Compensation.”

In 2006 the Company adopted its Policy on Discretionary Performance Compensation (the “Policy”), which is a more broad-based annual incentive program, and which includes the Company’s named executive officers. The Policy was adopted as a replacement for the Company’s historical practice of making discretionary profit sharing payments. Under the Policy, participants will receive a percentage of their annualized pay rate as of the end of the performance year as a cash incentive. The percentage will be established each calendar year by the Board of Directors or a committee thereof, generally during the first quarter of the performance year. The percentage will be the same for each eligible employee, and will range from zero to two percent. The Policy is designed to reward employees for performance in the prior fiscal year with a view to encouraging improved performance in future years. The Board of Directors set the percentage at 2% for the 2006 fiscal year if the Company’s AIP Adjusted Operating Income equals or exceeds 100% of the target set forth in the AIP. That percentage decreases as the percent of target reached decreases, down to 0% if less than 50% of the AIP Adjusted Operating Income target is reached. Because 2006 AIP Adjusted Operating Income exceeded its target, the percentage payout for the 2006 performance year equaled 2%. More information about the Policy’s 2006 performance targets and percentage can be found below under the caption “Non-Equity Incentive Plan Compensation.”

Equity Compensation

The Compensation Committee believes that key employees, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company’s on-going success. Granting equity of the Company to the named executive officers is accordingly a principal focus of the compensation program. The Company grants equity awards to named executive officers pursuant to the 2006 LTIP. The 2006 LTIP is the Company’s principal long-term compensation vehicle, and designed to link in a meaningful way a substantial portion of executives’ compensation to long term enhancement of stockholder value as reflected in share price appreciation. As a general matter, the largest component of each named executive officer’s targeted compensation is intended to be 2006 LTIP awards. In addition to providing a significant linkage between each executives’ compensation and the Company’s stock price, the 2006 LTIP provides the company with a strong long-term retention tool. Current compensation decisions do not take into account the executives’ wealth in shares of the Company as the Compensation Committee believes that doing so would produce a disincentive to the executives.

In order to maintain flexibility, the 2006 LTIP permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance awards and share awards. Named executive officers generally receive grants each year with time and performance components. In terms of targeted awards, approximately half of the 2006 LTIP award (by value) consists of time-vesting options granted with an exercise price equal to the closing price of the Company’s stock on the date of grant, and the other half consists of performance share units for Messrs. Drendel, Leonhardt and Garrett. For Messrs. Crenshaw and Hally, 2006 LTIP awards generally are divided approximately three-quarters/one-quarter between performance share units and stock options. Options only have value if the Company’s stock price increases from the date of grant. The performance share unit awards are intended to provide further long-term incentives that are generally comparable to median market practices for the peer group and general industry practices but with significant upside potential if operating income (i.e., ratio of operating income, adjusted as described below, to revenue) performance targets are met. The adjusted operating income performance measure  (“LTIP Adjusted Operating Income”) was defined in the 2006 award agreements as the “Operating Income (Loss)” as reflected on the Company’s Consolidated Statement of Operations for 2006, increased or decreased by the following items:  (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory-related fair value adjustments, in process research and development write-offs, and other business acquisition purchase accounting adjustments; (3) any gains or losses resulting from the extinguishment of long-term debt determined by subtracting the realized value of retiring the long-term debt early from its booked value; (4) any gains or losses on disposal of long lived assets including property, plant and equipment; and (5) any restructuring costs. In addition, adjustments shall be made with respect to this determination to reflect any unanticipated change in accounting standards that affect the calculation of operating income (loss) as reflected on the Company’s Consolidated Statement of Operations for 2006. Performance share unit grantees generally receive a payment of shares of Company stock on the third anniversary of the date of grant, but only if performance in the year following the grant reaches a threshold percentage of target. The performance share unit awards are intended to combine short-term performance measures with longer-term value based on share price appreciation. For awards granted in December 2006, (1) there is no payment unless performance reaches a threshold of approximately 87% of the target during fiscal year 2007, (2) if the threshold is reached, the grantee has the potential to vest in 50% of his or her performance share unit awards, (3) if the target is hit, the grantee has the potential to vest in 100% of  his or her performance share unit awards, and (4) if the target is exceeded by 13%, the grantee has the potential to vest in up to 150% of his or her performance share unit awards. There is straight line interpolation for performance results between these amounts.

Before December 2005, the long-term incentive equity awards to executives were entirely option-based. The changes made in December 2005 were made in conjunction with a significant review of all the Company’s long-term incentive programs. The Compensation Committee decided to grant restricted stock (as opposed to options) to lower level employees in order to better encourage employee retention at key management and entry-level management positions. At higher levels, including for the named executive officers, the Company grants a mix of performance share units and options. The purpose of this change was to lessen the use of stock options and thereby create a stronger retention tool for senior executives than options, to provide for rewards based on internal performance improvements, to better align accounting costs with incentive payments, and to minimize the stockholder dilution that occurs through the use of options.

Although the Compensation Committee has no formal, written policy with respect to timing of option and other equity grants, it makes annual grants under the 2006 LTIP to named executive officers in conjunction with the December meeting of the Board of Directors and, with the exception of one year, has done so at this time every year since the Company became a public company. The meeting dates are generally set during the last quarter of the prior year; therefore, the date of the December Board of Directors meeting is generally set twelve to fourteen months ahead of time. The Compensation Committee may, in a particular instance, consider changing the timing of option grants in order to avoid making such grants shortly in advance of the public release of material information. The Company also occasionally grants options and other equity awards as a recruiting, incentive or retention tool, and therefore on limited occasions there have been grants to new hires and existing key employees made outside of the December meeting. During the last fiscal year, no named executive officers received grants made outside of the December meeting.

SERP

The Compensation Committee considers the SERP to be an important long-term retention program as, except for payment upon certain changes in control of the Company, named executive officers must stay with the Company until retirement in order to receive any payments. There are generally no payments of supplemental retirement benefits to named executive officers until they retire at age 55 or older with 10 years of service, or at age 65 without regard to any service requirement. The SERP is a defined contribution type retirement plan which provides for an allocation each year to a participant’s “account.”  The account accrues interest each year (currently at a rate of 6%). The amount of the allocation each year is based on a participant’s base salary and annual incentive paid in respect of the year. Long-term compensation is not taken into account for purposes of the SERP. In general, benefits may be paid in a lump sum upon retirement. If, however, the participant’s employment terminates for any reason other than by the Company for cause within two years after a change in control, SERP participants’ SERP payments are made in a lump sum. The Compensation Committee believes that such a feature is appropriate to address concerns of executives regarding the potential for nonpayment of benefits following a change in control. More information about the SERP can be found below under the caption “Nonqualified Deferred Compensation.”

Severance Protection

The Company, since it became a public company, has had severance protection agreements with its named executive officers (more fully described below under the caption “Potential Payments Upon Termination or Change in Control”). These agreements extend for one year each year unless terminated by either the Company or the covered executive. They are intended to protect our senior executives from the loss of reasonably expected compensation as a result of a premature termination of employment following a change in control. The severance is payable only if the executive is terminated by the Company without cause or the executive is constructively terminated as a result of adverse actions taken by the

Company. The agreements also, by providing a gross-up for certain excise taxes that may be payable by the executive, seek to mitigate unintended tax consequences to the executive. The Compensation Committee considers the agreements and the benefits payable pursuant to them to be comparable to those of other companies of the Company’s size.

Other Elements of Compensation

Although not part of a formal plan or program, in the past the Company has occasionally granted special cash bonus awards outside of its annual incentive programs. These are targeted awards that are intended to reward specific individuals for performance not addressed by the Company’s other programs. Because these types of bonuses are not paid out in the ordinary course, the Compensation Committee considers any such payment a true discretionary bonus rather than an incentive, and more designed to reward employees for exceptional past performance than to provide performance incentives to them. No named executive officers received these discretionary bonuses in 2006.

As a general matter, the Company does not provide a significant number of perquisites to the named executive officers. However, the Chief Executive Officer is permitted to use the Company’s plane approximately 50 hours per year for personal transportation for efficiency and security reasons. In 2006, the majority of the Chief Executive Officer’s use of the plane related to attendance at Sprint Nextel Corporation board of director and other meetings. Mr. Drendel fully reimbursed the Company for the incremental costs of these trips and other perquisites.

Compensation Generally

Peer Group.   The Compensation Committee uses peer group data in setting payment levels of many of our elements of compensation. Generally speaking, the peer group consists of publicly traded electronic cable and communications network equipment suppliers, some of which are of similar size as the Company as determined by revenues, geographic scope and other relevant factors. The peer group that we used in considering 2006 compensation was composed of the following companies:  ADC Telecommunications, Inc., Amphenol Corporation, Andrew Corporation, Arris Group, Inc., Broadwing Corp., Belden CDT Inc., C-COR Incorporated, Corning Inc., Finisar Corp., General Cable Corp., Harmonic Inc., JDS Uniphase Corp., Scientific Atlanta, Inc. and Symmetricom Inc. The Compensation Committee plans to adjust the composition of the peer group during 2007 to more closely reflect the Company’s current mix of businesses. We believe that once this peer group composition is adjusted, it will likely consist of the following companies:  ADC Telecommunications, Inc., Amphenol Corporation, Andrew Corporation, Anixter International Inc., Arris Group, Inc., Belden CDT Inc., Corning Inc., General Cable Corp., Hubbell Incorporated, Lamson & Sessions Co., Powerwave Technologies Inc., Superior Essex Inc. and Tellabs Inc.

Relation Among the Various Elements of Compensation.   When reviewing both peer and general industry survey data, the Compensation Committee reviews total direct compensation data in assessing the Company’s overall competitive position relative to this measure of compensation. Total direct compensation is composed of base pay, targeted equity compensation and annual incentive. However, the Company and the Compensation Committee view the elements of compensation as distinct, and no element is necessarily increased due to another’s decreasing since each element is designed to reward or encourage a discrete aspect of Company or individual performance. The structure and, if applicable, the target amounts of each element are set based primarily on market practices of similar companies. How each of these elements of compensation is quantified (except for base salary) is dependent on the applicable objectives of the Company. The annual incentive program is designed to reward relatively short-term internal performance such as earnings growth and revenue growth. The performance share unit awards under the 2006 LTIP are designed to link executive pay with the Company’s stock price and focus executives on achieving margin improvement goals; since granting these awards, the Company has seen significant improvement in operating margins. Option awards, for which value is linked to stock price, are designed to encourage long-term growth in stock price. The Compensation Committee also believes that the SERP encourages long-term retention of the executive team.

Role of Executives in Setting Compensation.   The Compensation Committee approves pay changes for the named and other Section 16 executive officers based on recommendations from the Compensation Committee’s compensation consultant, and also from the Chief Executive Officer (who does not make recommendations with respect to his own pay changes). The Chief Financial Officer, Chief Operating Officer, General Counsel and Senior Vice President of Human Resources also provide assistance to the Compensation Committee through, among other things, preparing analyses of peer group benchmarking, helping to select the companies that constitute the peer group, providing information to the Compensation Committee’s compensation consultant, analyzing accounting and tax aspects of compensation matters, analyzing various performance metrics and providing legal analysis of plan documents. Although the Compensation Committee approves the annual December grants of equity to named executive officers as well as non-December grants to Section 16 officers, the Chief Executive Officer may approve any grants to non-Section 16 new hires and special awards to non-Section 16 key employees (which may be at other times during the year).

Policies Regarding Tax and Accounting Impacts on Compensation.   Tax and accounting impacts influence compensation in that the Company and the Compensation Committee generally strive to comply with the maximum tax deductibility of each arrangement, and accounting treatment is analyzed before starting a new program or making grants under existing programs. The Company and the Compensation Committee generally attempt to structure the compensation program so that no payments will be non-deductible by reason of the application of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In 2006, no named executive officer’s compensation was non-deductible by reason of application of Section 162(m).

Policies Regarding Hedging Risk of Company Stock Ownership.   The Company’s Insider Information and Insider Trading Policy prohibits named executive officers from trading in exchange traded options on the Company’s stock and from selling the Company’s stock short. The reason is that people who trade in speculative exchange traded options and sell stock short are generally betting that a stock price will move rapidly; therefore, the Company believes that it is inappropriate to do so with an employer’s stock because it arouses suspicion that the employee is trading on inside information. The Company does sometimes permit managing the risk of owning Company securities by entering into certain hedging or monetization transactions; however, the Company requires those who wish to enter into such arrangements to obtain approval for the proposed transaction in writing from the Company’s compliance officers at least two weeks prior to executing the transaction, and the Company’s compliance officers may reject any such request at their sole discretion. The compliance officers have not approved any such hedging transactions for named executive officers.

Policies Regarding Stock Ownership.   While the Company encourages its directors and officers to be significant stockholders, it does not have any formal stock ownership guidelines. The Company and the Compensation Committee believe that under the equity incentive programs, named executive officers will over time achieve levels of stock ownership that will substantially align their interests with those of stockholders.

SUMMARY COMPENSATION TABLE

The table below sets forth a summary of the compensation for the year ended December 31, 2006 earned by or paid to the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the three additional most highly compensated executive officers of the Company, referred to herein as the Company’s  “named executive officers.”

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings	All Other Compensation (4)		Total
Frank M. Drendel, Chairman and Chief Executive Officer	2006	$721,700	$4,400	$471,042	$236,391	$776,549	$5,515	$205,903	(5)	$2,421,500
Jearld L. Leonhardt, Executive Vice President and Chief Financial Officer	2006	$351,918	$4,400	$102,385	$51,409	$316,213	$2,075	$91,630		$920,030
Brian D. Garrett, President and Chief Operating Officer	2006	$475,730	$4,400	$148,067	$74,542	$427,463	$2,648	$123,346		$1,256,196
Randall W. Crenshaw, Executive Vice President and General Manager, Enterprise	2006	$327,250	$4,400	$89,908	$22,298	$249,631	$929	$139,927	(6)	$834,343
Edward A. Hally, Executive Vice President and General Manager, Carrier/Wireless	2006	$294,612	$4,400	$71,187	$17,661	$224,734	$284	$91,131		$704,009

(1)    Reflects a transitional bonus paid when the Company changed from its practice of making discretionary profit sharing payments to the Policy on Discretionary Performance Compensation.

(2)    Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), for performance share awards granted during 2005 (pursuant to the 1997 LTIP) and performance share unit awards granted in 2006 (pursuant to the 2006 LTIP). Assumptions used in the calculation of this amount are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2007.

(3)    Reflects payments in 2007 with respect to the 2006 performance year pursuant to (i) the Company’s AIP (described below under the caption “Non-Equity Incentive Plan Information”) of $762,115, $309,174, $417,948, $243,086 and $218,842 to Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively and (ii) the Company’s Policy on Discretionary Performance Compensation (described below under the caption “Non-Equity Incentive Plan Information”) of $14,434, $7,038, $9,515, $6,545 and $5,892 to Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively.

(4)    Reflects (i) the employer base and matching contribution under the CommScope, Inc. Employees Retirement Savings Plan (the “Employees Retirement Savings Plan”) in the amount of $13,200 on behalf of each of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, (ii) a Company profit sharing contribution of $9,159 to the 401(k) plan account of each of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, (iii) payment by the Company in 2006 of premiums of $1,299, $633, $856, $672 and $530 for term life insurance on behalf of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively, and (iv) the annual regular and special credits under the SERP in the amount of $182,245, $68,638, $100,131, $56,100 and $68,242 for 2006 to the accounts thereunder of Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively. More information about the SERP can be found below under the caption “Nonqualified Deferred Compensation.”

(5)    In 2006, Mr. Drendel was provided with the following items for which he fully reimbursed the Company for the incremental cost to the Company:  personal use of the Company’s aircraft, certain club dues, tickets to sporting events and assistance from administrative staff unrelated to the Company’s business. No amounts are included for these items.

(6)    Reflects (i) $58,899 representing a tax gross-up payment from the Company to Mr. Crenshaw in 2006 relating to relocation benefits that the Company paid to Mr. Crenshaw in 2005 when he relocated at the Company’s request and (ii) $1,897 representing the cost to the Company of tickets to sporting events and a concert that were provided to Mr. Crenshaw.

Employment Agreements

In November 1988, Mr. Drendel entered into an employment agreement (the “Agreement”) with GI Delaware and CommScope NC providing for his employment as President and Chief Executive Officer of CommScope NC for an initial term ending on November 28, 1991. The Agreement provides for a minimum salary, which is less than Mr. Drendel’s current salary, and provides that Mr. Drendel will participate in any management incentive compensation plan for executive officers that CommScope NC maintains. Commencing on November 29, 1989, subject to early termination by reason of death or disability or for cause (as defined in the Agreement), the Agreement extends automatically so that the remaining term is always two years, unless either party gives notice of termination, in which case the Agreement will terminate two years from the date of such notice. As of the date of this Proxy Statement, neither party has given notice of termination. Pursuant to the Agreement, Mr. Drendel is eligible to participate in all benefit plans available to other CommScope NC senior executives. The Agreement prohibits Mr. Drendel, for a period of five years following the term of the Agreement, from engaging in any business in competition with the business of CommScope NC in any country where CommScope NC then conducts business. Effective as of the Spin-off, GI Delaware ceased to be a party to the Agreement.

GRANT OF PLAN-BASED AWARDS DURING 2006

								All Other
								Option		Grant
								Awards:	Exercise	Date Fair
								Number of	or Base	Value of
		Estimated Future Payments Under			Estimated Future Payouts Under			Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards(1)			Underlying	Option	Option
	Grant				Threshold	Target	Maximum	Options (#)	Awards	Awards
Name	Date	Threshold	Target	Maximum	(#)	(#)	(#)	(2)	($/Sh)	(3)
Frank M. Drendel	12/13/06	—	—	—	—	—	—	51,100	$30.42	$707,873
	12/13/06	—	—	—	14,500	29,000	43,500	—	—	$882,180

	3/23/06	(4)	$378,893	$541,275	$1,500,000	—	—	—	—	—	—
	3/23/06	(5)	$7,400	—	$14,800	—	—	—	—	—	—
Jearld L. Leonhardt	12/13/06		—	—	—	—	—	—	12,000	$30.42	$166,232
	12/13/06		—	—	—	3,400	6,800	10,200	—	—	$206,856
	3/23/06	(4)	$147,806	$211,151	$316,727	—	—	—	—	—	—
	3/23/06	(5)	$3,600	—	$7,200	—	—	—	—	—	—
Brian D. Garrett	12/13/06		—	—	—	—	—	—	19,900	$30.42	$275,669
	12/13/06		—	—	—	5,650	11,300	16,950	—	—	$343,746
	3/23/06	(4)	$199,807	$285,438	$428,157	—	—	—	—	—	—
	3/23/06	(5)	$4,900	—	$9,800	—	—	—	—	—	—
Randall W. Crenshaw	12/13/06		—	—	—	—	—	—	4,500	$30.42	$62,337
	12/13/06		—	—	—	2,640	5,280	7,920	—	—	$160,618
	3/23/06	(4)	$114,538	$163,625	$245,438	—	—	—	—	—	—
	3/23/06	(5)	$3,300	—	$6,600	—	—	—	—	—	—
Edward A. Hally	12/13/06		—	—	—	—	—	—	3,600	$30.42	$49,870
	12/13/06		—	—	—	2,100	4,200	6,300	—	—	$127,764
	3/23/06	(4)	$103,114	$147,306	$220,959	—	—	—	—	—	—
	3/23/06	(5)	$3,000	—	$6,000	—	—	—	—	—	—

(1)        Reflects the threshold, target and maximum number of shares of Common Stock that will become payable to the executive on December 13, 2009 pursuant to performance share unit awards if specified performance goals in respect of the 2007 fiscal year are met, provided the executive is an employee at such time.

(2)        Options become exercisable with respect to one-third of the shares covered thereby on December 13, 2007, December 13, 2008 and December 13, 2009.

(3)        Reflects the grant date fair value of each equity award in accordance with FAS 123(R), using the target level (where applicable). Assumptions used in the calculation of this amount are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2007.

(4)        Reflects the threshold, target and maximum incentives payable under the AIP for the 2006 performance year if pre-established financial targets are met. The summary compensation table includes the incentive that was actually paid under this plan.

(5)        Reflects the threshold and maximum incentives payable under the Company’s Discretionary Performance Policy for the 2006 performance year if pre-established financial targets are met.

Non-Equity Incentive Plan Compensation

The AIP is the Company’s annual cash incentive plan for the Chief Executive Officer and certain other employees, including the named executive officers. Under the AIP in 2006, the Compensation Committee established a target award amount for each named executive officer. The percentage of such amount to be received is primarily based on whether and to what extent the AIP Adjusted Operating Income performance target was met or exceeded. The percentage of such amount to be received is also based on individual performance (for all participants other than the Chief Executive Officer) and, if necessary, a reduction so that the aggregate dollar amount of awards as adjusted for individual performance would not increase the aggregate dollar amount of all awards earned by all participants during a performance period. The 2006 AIP Adjusted Operating Income targets for the named executive officers were as follows:  a minimum of $87.3 million, a target of $124.71 million, and a maximum of $186.06 million ($336.72 million for the Chief Executive Officer). The executives will begin to earn a bonus award if the AIP Adjusted Operating Income result equals 70% of the targeted amount (i.e., a minimum of $87.3 million). The Compensation Committee set the named executive officers’ 2006 percentages of base salary that would be paid if the performance target were met as follows:  Mr. Drendel—75%, Mr. Leonhardt—60%, Mr. Garrett—60%, Mr. Crenshaw—50% and Mr. Hally—50%. At the end of the 2006 performance year, the Compensation Committee determined that the AIP Adjusted Operating Income target exceeded the threshold necessary for the named executive officers to receive a payment under the AIP (the AIP Adjusted Operating Income result for 2006 was approximately $175.55 million). Accordingly, in February 2007, the Compensation Committee approved award percentages of base salary in accordance with the terms of the AIP for the 2006 performance year as follows:  Mr. Drendel—105.6%, Mr. Leonhardt—87.9%,  Mr. Garrett—87.9%, Mr. Crenshaw—74.3% and Mr. Hally—74.3%, which amounts are reflected in the Summary Compensation Table.

Under the Company’s Policy on Discretionary Performance Compensation, the named executive officers have the opportunity to receive a payment in the amount of up to 2% of their annualized pay rate as of the end of the performance year, as annually determined by the Board of Directors (or a committee thereof) in its discretion. In March 2006, the Compensation Committee set the percentage as follows:

•  If the Company’s 2006 AIP Adjusted Operating Income equals or exceeds 100% of the target established under the AIP (i.e., $124.71 million), the percentage will be 2%.

•  If the AIP Adjusted Operating Income is less than 100% of the target but is equal to or greater than 87.5% of the target, the percentage will be 1.75%.

•  If the AIP Adjusted Operating Income is less than 87.5% of the target but is equal to or greater than 75% of the target, the percentage will be 1.5%.

•  If the AIP Adjusted Operating Income is less than 75% of the target but is equal to or greater than 62.5% of the target, the percentage will be 1.25%.

•  If the AIP Adjusted Operating Income is less than 62.5% of the target but is equal to or greater than 50% of the target, the percentage will be 1%.

•  If the AIP Adjusted Operating Income is less than 50% of the target, the percentage will be 0%.

Because the target was met, the named executive officers received a payout of 2% of their base salary in respect of 2006 performance under the Policy on Discretionary Performance Compensation, which amounts are reflected in the Summary Compensation Table.

Equity Incentive Plan Awards

On December 13, 2006, the Compensation Committee approved and made grants to the named executive officers pursuant to the Company’s form of Employee Performance Share Unit Award Agreement. The form provides for grants of awards pursuant to the 2006 LTIP. The Employee Performance Share Unit Award Agreement generally provides that a grantee will be eligible to receive shares of Common Stock upon the third anniversary of the date of grant in respect of performance units which have vested as a result of the Company’s performance during the applicable performance period. The relevant performance measure under the Employee Performance Share Unit Award Agreement is the ratio of LTIP Adjusted Operating Income to revenue during the performance period of 2007. If the ratio is less than 10%, then no performance share units will be eligible to vest. If the ratio is at least 10% (the minimum), then 50% of the performance share units will be eligible to vest. If the ratio is 11.5% (the target), then 100% of the performance share units will be eligible to vest. If the ratio is 13% or greater (the maximum), then 150% of the performance share units will be eligible to vest. Between the minimum and the target, and between the target and the maximum, the percentage of performance share units with respect to which performance goals have been satisfied is determined by using a straight line interpolation rounded to the nearest whole number.

On December 13, 2006, the Compensation Committee approved and made grants to the named executive officers pursuant to the Company’s form of Nonqualified Stock Option Agreement (Annual). The form provides for grants of awards pursuant to the 2006 LTIP. The Nonqualified Stock Option Agreement (Annual) provides that a grantee has the option to purchase shares of Common Stock, which option generally vests in 1/3 increments on each of the first, second and third anniversaries of the date of grant. The exercise price of the options is equal to the closing price of the Company’s stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares of Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Frank M. Drendel	56,300	—	$38.38	12/15/2009	—	—	—	—
	120,000	—	$17.25	12/14/2010	—	—	—	—
	155,000	—	$16.20	2/21/2012	—	—	—	—
	272,000	—	$7.93	12/19/2012	—	—	—	—
	130,200	—	$15.58	12/19/2013	—	—	—	—
	155,600	—	$18.92	12/16/2014	—	—	—	—
	24,934	49,866	$19.91	12/14/2015	—	—	—	—
	—	51,100	$30.42	12/13/2016	—	—	—	—
	—	—	—	—	67,800	$2,066,544	—	—
	—	—	—	—			43,500	$1,323,270
Jearld L. Leonhardt	22,500	—	$38.38	12/15/2009	—	—	—	—
	38,700	—	$17.25	12/14/2010	—	—	—	—
	50,000	—	$16.20	2/21/2012	—	—	—	—
	86,000	—	$7.93	12/19/2012	—	—	—	—
	33,500	—	$15.58	12/19/2013	—	—	—	—
	38,100	—	$18.92	12/16/2014	—	—	—	—
	5,400	10,800	$19.91	12/14/2015	—	—	—	—
	—	12,000	$30.42	12/13/2016	—	—	—	—
	—	—	—	—	14,700	$448,056	—	—
	—	—	—	—	—	—	10,200	$310,284
Brian D. Garrett	6,279	—	$12.06	12/12/2007	—	—	—	—
	50,040	—	$15.19	12/17/2008	—	—	—	—
	32,650	—	$38.38	12/15/2009	—	—	—	—
	57,900	—	$17.25	12/14/2010	—	—	—	—
	75,000	—	$16.20	2/21/2012	—	—	—	—
	130,000	—	$7.93	12/19/2012	—	—	—	—
	50,300	—	$15.58	12/19/2013	—	—	—	—
	57,100	—	$18.92	12/16/2014	—	—	—	—
	7,767	15,533	$19.91	12/14/2015	—	—	—	—
	—	19,900	$30.42	12/13/2016	—	—	—	—
	—	—	—	—	21,150	$644,652	—	—
	—	—	—	—	—	—	16,950	$515,619
Randall W. Crenshaw	18,000	—	$38.38	12/15/2009	—	—	—	—
	18,700	—	$15.58	12/19/2013	—	—	—	—
	28,320	—	$18.92	12/16/2014	—	—	—	—
	2,360	4,720	$19.91	12/14/2015	—	—	—	—
	—	4,500	$30.42	12/13/2016	—	—	—	—
	—	—	—	—	12,960	$395,021	—	—
	—	—	—	—	—	—	7,920	$240,926
Edward A. Hally	1,869	3,736	$19.91	12/14/2015	—	—	—	—
	—	3,600	$30.42	12/13/2016	—	—	—	—
	—	—	—	—	10,260	$312,725	—	—
	—	—	—	—	—	—	6,300	$191,646

(1)                During their ten-year terms, options generally become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. On August 10, 2005, however, the Compensation Committee accelerated the vesting dates of unvested options held by the named executive officers that were granted in 2003, 2004 and January 1 through August 10, 2005, ahead of the effective date of FAS 123(R).

(2)                Options expire on the tenth anniversary of the date of grant.

(3)                Reflects the number and aggregate market value of performance share awards that were granted on December 14, 2005. Because specified performance goals were met in respect of the 2006 fiscal year, the awards will become payable to the executive on December 14, 2008, provided the executive is an employee at such time.

(4)                Reflects the number and aggregate market value of performance share unit awards that were granted on December 13, 2006 and will become payable to the executive on December 13, 2009 if the performance goals in respect of the 2007 fiscal year are met at the maximum level, provided the executive is an employee at such time.

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Frank M. Drendel	405,137	$6,745,767
Jearld L. Leonhardt	102,550	$1,346,365
Brian D. Garrett	56,310	$1,051,764
Randall W. Crenshaw	193,025	$3,301,900
Edward A. Hally	46,920	$546,872

Equity Compensation Plan Information

The following table includes information with respect to equity compensation plans (including any individual compensation arrangements under which the Company’s equity securities are authorized for issuance to employees or non-employees) as of December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION AS OF FISCAL YEAR END

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,694,019	(1)	$18.47	1,692,868	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	5,694,019		$18.47	1,692,868

(1)          Represents (i) shares of Common Stock to be issued upon exercise of outstanding options granted pursuant to the 1997 LTIP and 2006 LTIP; (ii) shares of Common Stock underlying performance share awards granted pursuant to the 1997 LTIP in respect of the 2006 performance year (reflecting the maximum level of performance); (iii) shares of Common Stock underlying phantom stock granted pursuant to the 1997 LTIP; (iv) shares of Common Stock underlying performance share unit awards granted pursuant to the 2006 LITP in respect of the 2007 performance year (reflecting the target level of performance); and (v) shares of Common Stock underlying restricted stock units granted pursuant to the 2006 LTIP. Of the foregoing amounts, only the weighted-average exercise price of the shares of Common Stock to be issued upon exercise of outstanding options is taken into account in column (b).

(2)          Represents shares of Common Stock that may be issued pursuant to restricted stock, restricted stock units, options, stock appreciation rights, performance awards and share awards under the 2006 LTIP.

NONQUALIFIED DEFERRED COMPENSATION

Name	Registrant contributions in last fiscal year(1)	Aggregate earnings in last fiscal year	Aggregate balance at last fiscal year end(2)
Frank M. Drendel	$182,245	$110,300	$2,116,083
Jearld L. Leonhardt	$68,638	$41,509	$795,780
Brian D. Garrett	$100,131	$52,953	$1,027,672
Randall W. Crenshaw	$56,100	$18,573	$379,760
Edward A. Hally	$68,242	$5,683	$159,692

(1)          Reflects annual regular and special credits by the Company to the named executive officers’ accounts under the SERP. Contributions shown are included in the Summary Compensation Table.

(2)          Included within the aggregate balance at last fiscal year end are amounts that have been reported in Summary Compensation Tables covering periods from January 1, 2001 through December 31, 2006 as follows:  Mr. Drendel—$763,289; Mr. Leonhardt—$291,183; Mr. Garrett—$393,474; Mr. Crenshaw—$161,312; and Mr. Hally—$111,889.

Nonqualified Deferred Compensation

The Nonqualified Deferred Compensation table reflects information about the SERP for 2006. The SERP is an unfunded defined contribution type retirement plan maintained for the benefit of a select group of management and/or highly compensated employees of the Company and its subsidiaries. The SERP provides for (i) an initial credit to a participant’s “special account” (which generally equals the product of 5% of such participant’s base salary and incentive paid in respect of the year before such employee becomes a participant multiplied by the number of years of service completed while employed in a senior management capacity) and (ii) an allocation each year to a participant’s “regular account” (which generally equals 5% of such participant’s base salary and annual incentive paid in respect of the year up to a cap, which in 2006 was $220,000, plus 15% of the amount in excess of the cap). The accounts accrue interest each year. For the 2006 plan year and for subsequent plan years until changed by the plan’s administrator, the earnings credited to the accounts is 6% per year. The rate was changed from 7% to 6% in December 2005. It was reviewed (but not changed) in February 2007. The earnings rate will again be reviewed before December 31, 2010 and reset if appropriate, and thereafter will be reviewed and reset if appropriate not less frequently than every five years. Under the SERP, there are generally no payments of supplemental retirement benefits to named executive officers until they retire at age 55 or older with 10 years of service or at age 65 without regard to any service requirement. A participant generally will receive the full value of his or her account balance upon his or her retirement although the participant may defer receipt of his or her account balance in accordance with the subsequent deferral rules under Section 409A of the Code. If the participant’s employment terminates for any reason other than by the Company for cause within two years after a change in control, such participant’s payment is made in a lump sum.

Potential Payments Upon Termination or Change in Control

Severance Protection and Separation Agreements

The Company has entered into severance protection agreements with its other named executive officers. These agreements continue in effect for a period of two years from January 1 of a given year and are automatically extended for one year on January 1 of each year immediately following the end of the term unless notification is given to either the Company or the executive, except that the term may not expire prior to 24 months following a change in control (as defined in the agreements).

The agreements provide severance pay and other benefits in the event of a termination of employment within 24 months after a change in control of the Company if such termination is (i) by the Company for any reason other than for cause or disability or (ii) by the executive for good reason (which definition includes, among other things, an adverse change in status or duties, a reduction in salary or benefits, and a relocation of the executive’s place of employment by more than twenty-five miles). Such severance pay will be in an amount equal to two times the sum of the executive’s then current base salary and the target annual incentive payable to the executive under the Company’s AIP for the fiscal year immediately preceding the fiscal year of termination in the case of the Chief Executive Officer and one and one-half times such sum in the case of all other named executive officers. In addition, the Company will pay the executive all accrued but unpaid compensation (which includes items such as salary, bonus, reimbursement for expenses and vacation pay) and a pro rata incentive (calculated up to the executive’s termination date). The executive’s and his dependents’ and beneficiaries’ life insurance, disability, medical, dental and hospitalization benefits will be continued for either 24 months, in the case of the Chief Executive Officer, or 18 months in the case of all other named executive officers (in each case, a “Continuation Period”). If, at the end of the Continuation Period, the executive is not employed by another employer (including self-employment), the executive will receive monthly for up to six months, an amount equal to one-twelfth (1/12) of the sum of the executive’s base salary (at the rate in effect on the termination date) and the executive’s prior year incentive amount, plus continued benefits. The executive will also receive limited reimbursement for outplacement, tax and financial planning assistance and reimbursement for relocation under certain circumstances. The severance pay and benefits provided for under the severance protection agreements shall be in lieu of any other severance pay to which the executive may be entitled under any other severance plan of, or employment agreement with, the Company or any of its affiliates. If the executive’s employment is terminated without cause (i) within six months prior to a change in control or (ii) at any time prior to the date of a change in control but (A) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control and who effectuates a change in control or (B) otherwise in connection with, or in anticipation of, a threatened change in control which actually occurs, such termination shall be deemed to have occurred after the change in control.

If the executive’s employment is terminated by the Company for cause or disability, by reason of the executive’s death or by the executive other than for good reason, the Company shall pay to the executive his other accrued compensation. In addition, in the case of a termination by the Company for disability or due to the executive’s death, the executive will receive a pro rata incentive in addition to accrued compensation.

The agreements provide for a gross-up payment by the Company in the event that the total payments the executive receives under the agreement, or otherwise (for example, due to accelerated vesting of equity), are subject to the excise tax under Section 4999 of the Code. In such an event, the Company will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax.

The severance payment, pro rata incentive payment under the AIP based on 2005 target, total amount of the salary and bonus continuation following the end of the executives’ respective Continuation Periods (which assumes that the executives are not otherwise employed at that time and remain so for six months), value of benefits (during the respective Continuation Periods and for six months thereafter) and gross up payment that would be due to the named executive officers assuming a change in control on December 29, 2006 followed by an immediate termination of employment by the Company without cause, or by the executive for good reason, on the same day, would be as follows:

	Severance Payment	Pro Rata Incentive	Salary Continuation	Value of Medical and Other Benefits(1)	Gross-up Amount
Frank M. Drendel	$2,417,385	$468,692	$604,346	$339,042	$2,402,400
Jearld L. Leonhardt	$819,337	$186,224	$273,112	$165,119	$709,720
Brian D. Garrett	$1,094,754	$239,836	$364,918	$211,468	$1,053,758
Randall W. Crenshaw	$728,895	$155,930	$242,965	$150,124	$621,557
Edward A. Hally	$652,964	$135,310	$217,654	$137,202	—

(1)          Reflects the following estimates:  (i) $2,000 for each executive for the cost of tax and financial planning reimbursement; (ii) outplacement services reimbursement of $302,173, $136,556, $182,459, $121,483 and $108,827 for Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively, and (iii) benefit continuation with a cost to the Company of $34,869, $26,563, $27,009, $26,641 and $26,375 for Messrs. Drendel, Leonhardt, Garrett, Crenshaw and Hally, respectively.

Equity Awards

Effect of a Change in Control of the Company.   The 1997 LTIP provides that, subject to an optionee’s rights under his or her option or award agreement, in the event of a change in control of the Company (as defined in the 1997 LTIP), all stock options granted pursuant to the 1997 LTIP will become immediately and fully exercisable. The performance share award agreements under which the named executive officers received grants in December 2005 provide that, in the event of a change in control of the Company during the “performance year” (i.e., fiscal year 2006), all performance shares granted pursuant to those award agreements become immediately vested, without regard to satisfaction of the performance goals. Pursuant to the terms of these agreements, in the event of a change in control following completion of the performance year, but before the date they would have otherwise vested, the number of units with respect to which the performance goals were satisfied will become immediately vested.

The option award agreements under which the named executive officers received grants in December 2006 pursuant to the 2006 LTIP provide that, in the event of a change in control of the Company (as defined in the 2006 LTIP), all stock options granted pursuant to those award agreements will become immediately and fully exercisable. The performance share unit award agreements under which the named executive officers received grants in 2006 pursuant to the 2006 LTIP provide that, in the event of a change in control of the Company during the “performance year” (i.e., fiscal year 2007), all performance share units granted pursuant to those award agreements will become immediately vested, without regard to satisfaction of the performance goals. Pursuant to the terms of these agreements, in the event of a change in control following completion of the performance year, but before the date they would have otherwise vested, the number of units with respect to which the performance goals were satisfied will become immediately vested.

Effect of Voluntary Retirement.   The option award agreements under which the named executive officers received grants in December 2005 pursuant to the 1997 LTIP provide that, in the event of the grantee’s retirement after age 55 with 10 years of service, or after age 65 without regard to service (“Retirement”), the option remains outstanding and will be eligible to vest over its three-year term, provided the executive complies with non-competition and non-solicitation covenants for two years, and perpetual confidentiality and non-disparagement covenants (“Restrictive Covenants”). The performance share award agreements under which the named executive officers received grants in December 2005 pursuant to the 1997 LTIP provide that, in the event of the grantee’s Retirement, the award remains outstanding and the executive will vest in the number of shares with respect to which the performance goals were satisfied on the third anniversary of the date of grant, provided the executive complies with the Restrictive Covenants.

The option award agreements under which the named executive officers received grants in December 2006 pursuant to the 2006 LTIP provide that, in the event of the grantee’s Retirement, the executive is eligible to vest in a pro rata portion (based on when during the year the grantee retires) of the number of options that would have become vested on the next occurring anniversary of the grant date, and that portion remains outstanding and vests provided the grantee complies with the Restrictive Covenants. The performance share unit award agreements under which the named executive officers received grants in 2006 pursuant to the 2006 LTIP provide that, in the event of the grantee’s Retirement, a pro rata portion (based on the number of months that have elapsed from the date of grant through the termination date) of the units remain outstanding and, on the third anniversary of the date of grant, the executive will vest in that part of the pro rata portion of units with respect to which the performance goals were satisfied, provided the executive complies with the Restrictive Covenants.

Effect of Termination Due to Death or Disability.   Pursuant to the terms of the both the option and performance share award agreements under which the named executive officers received grants in December 2005 pursuant to the 1997 LTIP, in the event of termination due to death or disability, those awards immediately vest, but in the case of performance share awards, only those awards with respect to which the 2006 fiscal year performance goals were satisfied.

Pursuant to the terms of the option and performance share unit award agreements under which the named executive officers received grants in December 2006 pursuant to the 2006 LTIP, in the event of termination due to death or disability, those awards immediately vest, and in the case of performance share awards, without regard to satisfaction of performance goals. If, however, the death or disability occurred following the completion of the 2006 performance year, only those performance share unit awards with respect to which performance goals were satisfied would vest.

The following table sets forth the intrinsic value (i.e., the value based upon the company’s closing stock price on December 29, 2006, or in the case of options, the excess of the closing price over the exercise price) of equity awards that would become vested upon a change in control on December 29, 2006, or a termination of employment on December 29, 2006. Where applicable awards would become eligible to vest due to the December 29, 2006 event, but would not actually become vested until their original vesting date depending on whether the named executive officers complied with the Restrictive Covenants, this table assumes compliance. It does not take into account any present value discount to reflect the fact that the award would not actually become vested until such vesting date.

	Change in Control		Retirement(1)		Death or Disability
	Options	Performance Awards	Options	Performance Awards(2)	Options	Performance Awards
Frank M. Drendel	$530,150	$2,261,616	$527,084	$2,066,544	$530,150	$2,261,616
Jearld L. Leonhardt	$114,876	$505,968	$114,156	$448,056	$114,876	$505,968
Brian D. Garrett	$165,378	$774,192	$164,184	$644,652	$165,378	$774,192
Randall W. Crenshaw	$50,160	$424,282	—	—	$50,160	$424,282
Edward A. Hally	$39,706	$336,499	—	—	$39,706	$336,499

(1)          Because Messrs. Crenshaw and Hally were not retirement eligible on December 29, 2006, none of their equity would accelerate. With respect to the amounts reflected for Messrs. Drendel, Leonhardt and Garrett, no amounts are included for their awards granted in December 2006 because a full month would not have passed from the date of grant through the termination date.

(2)          With respect to the performance unit awards granted in December 2005, the amount reflected assumes the maximum level of performance.

Other Arrangements

AIP.   Pursuant to the terms of the AIP, in the event of a change in control of the Company (as defined in the AIP), within 60 days thereafter, the Company will pay to each participant immediately prior to such change in control (regardless of whether such participant remains in the employ of the Company following the change in control) a pro rata portion of his or her incentive award for the performance year, assuming that all performance percentages are 100%. Outside the context of a change in control, participants are eligible to receive a pro rata portion of their award if their employment is terminated due to death, disability or retirement (at age 65, or earlier with prior approval of the Company) as long as they had active service for at least three months during the performance period. Accordingly, assuming a change in control, death or disability on December 29, 2006, or, in the case of Messrs. Drendel, Leonhard or Garrett, retirement on December 29, 2006, the payments in respect of AIP awards to the named executive officers would be as follows:  $541,275 for Mr. Drendel, $211,151 for Mr. Leonhardt, $285,438 for Mr. Garrett, $163,625 for Mr. Crenshaw and $147,306 for Mr. Hally.

SERP.   Pursuant to the terms of the SERP, a participant generally will receive the full value of his or her account balance upon termination for any reason once he or she is eligible for Retirement. Messrs. Drendel, Leonhardt and Garrett are currently vested in their SERP accounts, so would receive the amounts shown in the column of the Nonqualified Deferred Compensation table entitled “Aggregate balance at last fiscal year end” were their employment terminated for any reason on December 29, 2006.

Messrs. Crenshaw and Hally are currently not eligible for Retirement, but would receive the full value of their SERP accounts in several scenarios occurring on December 29, 2006, with such value shown in the column of the Nonqualified Deferred Compensation table entitled “Aggregate balance at last fiscal year end.”  In the event of a change in control (as defined in the SERP), each participant who is employed by the Company immediately prior to that change in control will receive the full value of his or her account balance in a single lump sum if their employment is terminated for any reason other than by the Company for cause within two years of the date of the change in control. They would also receive their account balances if their employment were terminated on December 29, 2006 due to disability or death (if survived by their respective beneficiaries), or by the Company without cause.

Payment to the SERP participants generally occurs on the next following January 31 or July 31, except that payments resulting from termination following a change in control or terminations due to disability are paid as soon as practicable following such termination. Participants may generally defer receipt of his or her account balance in accordance with the subsequent deferral rules under Section 409A of the Code

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

June E. Travis, Chairperson
Boyd L. George
George N. Hutton, Jr.
Katsuhiko Okubo
Richard C. Smith
James N. Whitson

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of six directors, all of whom are independent within the meaning of NYSE rules and the Company’s Corporate Governance Guidelines, and operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures and letter from the Company’s independent public accountants as required by  Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Deloitte & Touche LLP, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Richard C. Smith, Chairman
Boyd L. George
George N. Hutton, Jr.
Katsuhiko Okubo
June E. Travis
James N. Whitson

BENEFICIAL OWNERSHIP OF COMMON STOCK

The table below sets forth information as to the beneficial ownership of Common Stock as of February 28, 2007 (except as otherwise specified) by all current directors and the persons listed in the Summary Compensation Table as well as by current directors and executive officers of the Company as a group. To the best knowledge of the Company’s management, there were no beneficial owners of 5% or more of the outstanding Common Stock. The address of each person in the table below is in care of the Company.

Name	Shares of Common Stock Beneficially Owned(1)	% of Shares Outstanding Beneficially Owned
Randall W. Crenshaw(2)(3)	50,376	*
Frank M. Drendel(4)(3)	1,456,928	2.38%
Brian D. Garrett(5)(3)	450,629	*
Boyd L. George(6)	75,000	*
Edward A. Hally(7)(3)	2,821	*
George N. Hutton, Jr.(8)	46,333	*
Jearld L. Leonhardt(9)(3)	279,407	*
Katsuhiko Okubo(10)	7,667	*
Richard C. Smith(11)	14,333	*
June E. Travis(12)	50,333	*
James N. Whitson(13)	51,000	*
All current directors and executive officers of the Company as a group (16 persons)(14)	2,644,122	4.24%

*                    The percentage of shares of the Common Stock beneficially owned does not exceed one percent of the shares of Common Stock outstanding.

(1)          For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days following February 28, 2007. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following February 28, 2007 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The table does not include shares of Common Stock subject to options to be awarded in the future under the 2006 LTIP.

(2)          Includes 47,380 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(3)          Includes the number of shares of Common Stock which were held by the trustee of the Employees Retirement Savings Plan and were allocated to the individual’s respective account under the Employees Retirement Savings Plan as of February 28, 2007 as follows:  Frank M. Drendel, 2,375 shares; Brian D. Garrett, 2,263 shares; Jearld L. Leonhardt, 2,979 shares; Randall W. Crenshaw, 2,896 shares; and Edward A. Hally, 952 shares.

(4)          Includes 880,031 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007. Also includes 100 shares held by the spouse of Frank M. Drendel and 112,000 shares owned by Drendel Investments, LLC.

(5)          Includes 448,266 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(6)          Includes 65,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.  Also includes 2,000 shares of Common Stock held by the children of Boyd L. George, as to which shares Boyd L. George disclaims beneficial ownership.

(7)          Includes 1,869 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(8)          Includes 45,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(9)          Includes 240,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007. Also includes 1,000 shares held by the spouse of Jearld L. Leonhardt.

(10) Includes 6,667 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(11) Includes 13,333 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(12) Includes 38,333 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(13) Includes 45,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007.

(14) Includes 1,945,225 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 28, 2007. Includes an aggregate of 39,219 shares of Common Stock which were held by the trustees of the Employees Retirement Savings Plan and were allocated to the current officers’ respective accounts under the Employees Retirement Savings Plan as of February 28, 2007.

PROPOSAL TWO:  RATIFICATION OF APPOINTMENT OF AUDITOR

The Audit Committee has appointed the firm of Deloitte & Touche LLP as independent auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2007 fiscal year. The Board of Directors is asking the stockholders to ratify and approve this action. Deloitte & Touche LLP has been the Company’s independent auditor since July 1997. Representatives of the auditing firm will be present at the Annual Meeting and will be afforded the opportunity, if they so desire, to make a statement or respond to appropriate questions that may come before the Annual Meeting.

Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee, the failure of the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor would be considered by the Audit Committee in determining whether to continue with the services of Deloitte & Touche LLP.

INDEPENDENT AUDITORS

Audit Fees

The aggregate fees and expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective worldwide affiliates (“Deloitte”) for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years amounted to $2,286,202 and $1,880,959, respectively.

Audit-Related Fees

The aggregate fees and expenses billed by Deloitte for assurance and other services reasonably related to the performance of the audit or review of the Company’s financial statements (other than those described above under “Audit Fees”) for the fiscal years ended December 31, 2006 and 2005 amounted to $106,090 and $124,935, respectively. Such services consisted of planning and implementation assistance related to benefit plans, statutory audits and the Sarbanes-Oxley Act of 2002 and reviews of financial statements and other due diligence services pertaining to potential business acquisitions and dispositions, including accounting and financial reporting matters and merger integration assistance.

Tax Fees

For the fiscal years ended December 31, 2006 and 2005, tax fees billed by Deloitte consisted of tax compliance fees of $1,086,908 and $306,092, respectively. Tax compliance fees consisted primarily of the preparation of original and amended tax returns, assistance with tax audits and claims for refunds, and tax payment planning services. The Company did not incur any tax consultation and planning fees during the fiscal years ended December 31, 2006 and 2005.

All Other Fees

The Company did not have any fees billed by Deloitte for products and services other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended December 31, 2006 and 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services.

Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All audit services, audit-related services and tax services provided by Deloitte & Touche LLP for 2006 and 2005 were pre-approved by the Audit Committee.

The Board of Directors recommends a vote “FOR” Proposal Two, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2007 fiscal year.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2008 ANNUAL MEETING

Stockholders who intend to present proposals at the 2008 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, and such notice must be received no later than November 28, 2007. Such proposals must meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders.

In addition, under the Company’s By-laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at an annual meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company generally not less than 60 days nor more than 90 days in advance of an annual meeting. To be in proper written form, a stockholder’s notice must contain the specific information required by the Company’s By-laws. A copy of the Company’s By-laws, which describes the advance notice procedures, can be obtained from the Secretary of the Company.

SOLICITATION OF PROXIES

Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies from stockholders. Morrow & Co., Inc. will receive a solicitation fee of approximately $6,500 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the NYSE, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

STOCKHOLDERS SHARING THE SAME ADDRESS

If you share an address with another stockholder, you may receive only one set of proxy materials (including the Company’s annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call the Company to request a separate copy of these materials from: CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, Attention: Investor Relations, telephone 828-324-2200. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call the Company at the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

Frank B. Wyatt, II
Secretary
Dated: March 28, 2007
Hickory, North Carolina

COMMSCOPE INC.

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of CommScope, Inc. (the “Corporation”) is to: (a) oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation; (b) prepare a report for inclusion in the Corporation’s Annual Proxy Statement in compliance with applicable federal securities laws; and (c) assist the Board to oversee:

•       the integrity of the Corporation’s financial statements, the appropriateness of the Corporation’s accounting policies and procedures and the Corporation’s assessment of the adequacy of internal controls;

•       the Corporation’s compliance with legal and regulatory requirements;

•       the external auditor’s qualifications and independence;

•       the performance of the Corporation’s internal audit function and external auditor; and

•       the sufficiency of the external auditor’s review of the Corporation’s financial statements.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the duty of the Committee to conduct investigations, as necessary, and to resolve disagreements, if any, between management and the external auditor.

Charter

The scope of the Committee’s responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements are set forth in this charter (the “Charter”), which has been adopted and approved by the Board and may be amended by the Board from time to time in compliance with applicable laws, rules and regulations, including the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange (collectively, the “Applicable Rules”). On an annual basis, the Committee shall review and reassess the adequacy of the Charter and evaluate the Committee’s performance and recommend any changes to the Board. A copy of the Charter will be attached as an appendix to the Corporation’s annual proxy statement at least once every three years and will be included on the Corporation’s website.

Composition

The Committee shall consist of at least three directors, all of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation, as determined in accordance with Applicable Rules. Each Committee member shall be financially literate as required by Applicable Rules or shall become financially literate within a reasonable time after his or her appointment to the Committee. At least one Committee member must be a financial expert and must have accounting or related financial management expertise each as defined by Applicable Rules. If a member serves on the audit committee of more than two other public companies, such member shall inform the Committee and the Committee shall recommend to the Board, and the Board shall determine, whether such simultaneous service would impair the ability of such member effectively to serve on the Committee.

The Committee shall be appointed by the Board, and one Committee member shall be designated as the Chairman. The Board may remove a member at any time.

The Chief Financial Officer of the Corporation shall be the member of management to serve in a liaison capacity with respect to the Committee.

The only compensation a Committee member may receive from the Corporation shall be compensation determined by the Board in compliance with Applicable Rules.

At its discretion, the Committee shall have direct access to the external auditor, internal auditor, General Counsel, the Controller and any other employee of the Corporation. All employees will be directed to cooperate in providing any information as requested by members of the Committee. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties, and may, as appropriate, obtain outside advice and assistance from legal, accounting and other advisors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors and for the Committee’s ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

Meetings

The Committee will meet at least four times during each calendar year. Additional meetings may be called by the Chairman whenever circumstances warrant. The Corporation shall provide prior notice for any meeting of the Committee and shall circulate an agenda and written materials with adequate notice to permit appropriate preparation for the meeting.

The Committee will receive from management the Corporation’s financial results each quarter as well as an oral report from the external auditor describing their Statement on Auditing Standards (“SAS”) No. 100 review and any other reports required to be prepared or filed under Applicable Rules. The Committee shall direct management and the external auditor to communicate directly to the Committee any significant matters required to be discussed under SAS No. 61, as amended, or superseding guidance, each quarter.

Officers and employees of the Corporation, as well as representatives of the external auditor, may be asked to attend meetings of the Committee by the Chairman or a member of the Committee. The Committee may meet without non-committee members for all or any portion of a meeting at the request of the Chairman or a member of the Committee.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. Committee members may attend meetings in person, by conference call or through other means by which each member may hear and be heard by each other member, and the Committee may also act by written consent.

Authority and Specific Duties

The Committee is granted the authority and is required to perform each of the specific duties enumerated below.

External Auditor Retention

1.     The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the external auditor of the Corporation, including resolution of disagreements between management and the auditor regarding financial reporting. Subject to Applicable Rules for stockholder consent, the Committee shall have the sole authority to retain and replace the Corporation’s external auditor. The external auditor shall report directly to the Committee. The Corporation shall provide appropriate funding for payment of compensation to the external auditor, as determined by the Committee.

2.     The Committee shall obtain annually from the external auditor a written list of all of their relationships with, and professional services provided to, the Corporation and its related entities, as required by Independence Standards Board Standard No. 1, Independence Discussions With Committees and Applicable Rules. The Committee shall also review no less frequently than annually a report from the external auditor regarding (a) the external auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the external auditor, (c) any steps taken to deal with any such issues and (d) all relationships between the external auditor and the Corporation.

3.     The Committee shall evaluate the qualifications, performance and independence of the external auditor and the lead partner of the external audit team, taking into account the opinions of management and the internal auditors. In this context to the extent the Committee deems it desirable or appropriate, the Committee should consider whether the external auditor’s quality controls are adequate; whether the provision of non-audit services, if any, is compatible with maintaining the external auditor’s independence; and whether, in order to assure continuing auditor independence, there should be a regular rotation of the external auditor. The Committee shall present its conclusions to the Board and take such additional actions as it deems appropriate to satisfy itself of the qualifications, performance and independence of the Corporation’s external auditor.

4.     The Committee shall, and shall have sole authority to, pre-approve (A) all audit services, and (B) non-audit services, which means any professional services provided to the Corporation by the external auditor other than those provided to the Corporation in connection with an audit or a review of the financial statements of the Corporation, in either case to be provided to the Corporation by the external auditor as required by and to the extent permissible under Applicable Rules. The Committee may adopt a formal pre-approval policy. The Committee may delegate pre-approval authority to one or more members of the Committee.

5.     The Committee shall be responsible for overseeing the compliance by the Corporation and the external auditor with the requirements imposed by the Public Company Accounting Oversight Board (the “Oversight Board”). The Committee should request and receive assurances from the external auditor that it has complied with Section 10A of the Securities Exchange Act of 1934, the rules and policies of the Oversight Board and all other Applicable Rules.

6.     The Committee shall require the external auditor to rotate the lead audit partner at least every five years as necessitated under Applicable Rules.

7.     The Committee will set clear policies regulating the Corporation’s hiring of any employees or former employees of the external auditor.

Performance of Audit

8.     The Committee shall review with the external auditor, and approve, the scope of their examination prior to the initiation of the audit. The Committee shall confirm with the external auditors that the examination is in accordance with U.S. generally accepted auditing standards.

9.     The Committee shall inquire as to the extent to which external accountants other than the principal external auditor are used and understand the rationale for using them and the extent of the review of their work to be performed by the principal external auditor.

10.   The Committee shall timely obtain and review reports from the external auditor relating to its performance of the audit, in accordance with Applicable Rules.

11.   The Committee shall discuss with the external auditor the matters required to be discussed by SAS No. 61, as amended, or superseding guidance, relating to the conduct of the audit.

12.   The Committee shall review with the external auditor any audit problems or difficulties and management’s response, including whether there were any (i) restrictions on the scope of the external auditor’s activities or on access to requested information, and (ii) significant disagreements with management. To the extent that the Committee deems it desirable or appropriate, the Committee may also review with the external auditor whether there were any accounting adjustments that were noted or proposed by the external auditor but were passed as immaterial or otherwise. To the extent that the Committee deems it desirable or appropriate, the Committee should discuss with the external auditor whether there were any accounting or disclosure issues not resolved to the satisfaction of the external auditor.

13.   To the extent that the Committee deems it desirable or appropriate, the Committee should review with the external auditors material written communications between the external auditor and management, regarding any management letter, internal control letter or schedule of unadjusted differences.

14.   To the extent that the Committee deems it desirable or appropriate, the Committee should discuss with the external auditor issues on which the external auditor’s national office was consulted by the Corporation’s external audit team respecting auditing or accounting issues presented by the engagement.

Disclosure and Financial Reporting

15.   The Committee shall, prior to filing with the Securities and Exchange Commission, review, and discuss with management and the external auditor, the Corporation’s financial statements and other statements contained in the annual report on Form 10-K and in quarterly reports on Form 10-Q, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The Committee shall recommend to the Board whether the audited financial statements should be included in the Corporation’s annual reports on Form 10 K.

16.   To the extent that the Committee deems it desirable or appropriate, the Committee should review any required management internal control report prior to its inclusion in the annual report on Form 10-K.

17.   The report of the Committee, and other required disclosure items related to the Committee and the external auditor, shall be prepared and included in the annual proxy materials in accordance with Applicable Rules.

18.   The Committee must discuss with management and the external auditor, as appropriate, the type and presentation of information to be included in the Corporation’s earnings press releases (in particular, the use of “pro forma” or “adjusted” non-GAAP information), and financial information and earnings guidance provided to analysts and rating agencies. The Committee may discuss such matters generally (i.e., discuss the types of information to be disclosed and the type of presentation to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation provides earnings guidance.

19.   The Committee must review and discuss financial reporting and disclosure items required by the Applicable Rules, including without limitation:

•       major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

•       analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•       the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

•       with respect to each audit, a report from the external auditor relating to (1) all critical accounting policies and practices to be used in the audit, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor and (3) other material written communications between the external auditor and the management of the Corporation, such as any management letter or schedule of unadjusted differences; and

•       the certifications required from management under sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

20.   To the extent the Committee deems it desirable or appropriate, the Committee should review and discuss:

•       special purpose entities and off-balance sheet transactions;

•       related party transactions;

•       the nature of any material correcting adjustments identified by the external auditor;

•       significant unusual transaction; and

•       the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements.

In accordance with Applicable Rules, the Committee should address the above matters with the external auditors, management and the internal auditors, in each case separately or together as the Committee deems appropriate.

Other topics that the Committee should periodically specifically address

21.   Legal and Regulatory Compliance.   To the extent that the Committee deems it desirable or appropriate, the Committee should review and discuss:

•       the Corporation’s compliance with legal and regulatory requirements;

•       correspondence with regulators or governmental agencies; and

•       confirmation from the General Counsel of the results of the senior management certification process regarding compliance with laws and regulations.

22.   Risk Management.   The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, including guidelines and policies governing the process by which risk management is handled. To the extent the Committee deems it desirable or appropriate, the Committee should discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

23.   To the extent the Committee deems it desirable or appropriate, the Committee should address whether there are any matters (including matters affecting the independence of the external auditor) that should be discussed with the Committee that have not been raised or covered elsewhere.

Oversight of Internal Audit Function and Internal Controls.

24.   The Committee shall discuss with the chief financial officer, the internal audit staff and the external auditor, as appropriate, the internal audit function, the adequacy and scope of the annual internal audit plan, budget and staffing and any recommended changes in the planned scope of the internal audit function. The Committee shall have the authority to modify or supplement the internal audit plan. The internal audit staff may at any time, at their option or when so directed by the Committee, report on any matter directly to the Committee.

25.   The Committee shall review and concur with the chief financial officer in the appointment and annual compensation of the lead internal auditor and in his/her replacement or dismissal.

26.   The Committee shall periodically review the work and performance of the internal audit staff.

27.   The Committee shall review on an annual basis the adequacy of internal controls, steps adopted in light of material control deficiencies and significant internal control recommendations identified through the internal or external audit process.

28.   To the extent the Committee deems it desirable or appropriate, the Committee should review and discuss with management and the external auditors the assessment of internal controls and the internal control report made by management, and the attestation and report related to the assessment of internal controls by the external auditor, in each case required by Applicable Rules.

29.   Whistleblowing.   The Committee shall establish procedures for (A) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting matters, internal accounting controls or auditing matters and (B) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

General Compliance and Oversight

30.   Meeting Separately with the Parties Involved.   In performing its duties and in accordance with Applicable Rules, the Committee shall periodically meet separately with management, with internal auditors (or, if for any reason, the Company does not have internal auditors including death, disability, retirement or termination of the internal auditors, such other personnel responsible for the internal audit function) and with the external auditor.

31.   The Committee shall report to the Board on a regular basis regarding the matters that it oversees, including any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the external auditor, and the performance of the internal audit function.

32.   The Committee shall annually review and evaluate its own performance.

33.   The Committee shall investigate, to the extent necessary or appropriate, any matter brought to the Committee’s attention within the scope of its duties.

34.   The Committee shall have the authority to establish other rules and operating procedures in order to fulfill its obligations under this Charter and Applicable Rules.

COMMSCOPE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 2007

The undersigned hereby appoints Frank B. Wyatt, II and Jearld L. Leonhardt and each or either of them his/her attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the “Company”) to be held at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017 on Friday, May 4, 2007 at 1:30 p.m., local time, and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 28, 2007. If this proxy is returned without direction being given, this proxy will be voted “FOR” Proposals One and Two.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

The Board of Directors recommends that stockholders vote “FOR” Proposals One and Two.

PROPOSAL ONE:	To elect three Class I directors for terms ending at the 2010 Annual Meeting of Stockholders.
FOR all nominees listed below	☐ WITHHOLD AUTHORITY ☐
(except as marked to the contrary)	to vote for all nominees listed below
Nominees:	Boyd L. George, George N. Hutton, Jr., and Katsuhiko Okubo
INSTRUCTION:	To withhold your vote for any individual nominee, strike a line through the nominee’s name.
PROPOSAL TWO:	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2007 fiscal year.

FOR	☐	AGAINST	☐	ABSTAIN	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.

Signature(s):	Date:
Signature(s):	Date:

COMMSCOPE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 2007

The undersigned hereby authorizes and directs Vanguard Fiduciary Trust Company, as trustee (the “Trustee”) of the CommScope, Inc. Employees Retirement Savings Plan (the “Plan”), to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the “Company”) to be held at the JPMorgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, on Friday, May 4, 2007 at 1:30 p.m., local time, and at any adjournment thereof, all shares of Common Stock of CommScope, Inc. allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee’s discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 28, 2007.

THIS PROXY COVERS ALL SHARES FOR WHICH THE UNDERSIGNED HAS THE RIGHT TO GIVE VOTING INSTRUCTIONS TO THE TRUSTEE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY 5:00 P.M. ON MAY 1, 2007, THE TRUSTEE WILL VOTE YOUR SHARES HELD IN THE PLAN IN THE SAME PROPORTION AS VOTES RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

The Board of Directors recommends that stockholders vote “FOR” Proposals One and Two.

PROPOSAL ONE:	To elect three Class I directors for terms ending at the 2010 Annual Meeting of Stockholders.
FOR all nominees listed below	☐ WITHHOLD AUTHORITY ☐
(except as marked to the contrary)	to vote for all nominees listed below
Nominees:	Boyd L. George, George N. Hutton, Jr., and Katsuhiko Okubo
INSTRUCTION:	To withhold your vote for any individual nominee, strike a line through the nominee’s name.
PROPOSAL TWO:	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2007 fiscal year.

FOR	☐	AGAINST	☐	ABSTAIN	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.

Signature(s):	Date:
Signature(s):	Date: